UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.
LIFEPOINT HOSPITALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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LIFEPOINT HOSPITALS, INC.
SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 8, 2010
     This supplement to our proxy statement, filed on April 29, 2010, is being provided to you in order to correct the percentage ownership of directors and executive officers as a group provided under the heading “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Security Ownership of Management and Directors.” All of the underlying share amounts were accurate, but the proxy statement contained a typographical error reflecting that the directors and executive officers as a group owned 37.75% rather than their actual ownership percentage of 3.78%. The table has been reproduced below with this correction. This supplement should be read in conjunction with our proxy statement.
Security Ownership of Management and Directors

	Amount and Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership(1)		Class
William F. Carpenter III	922,366	(2)(3)	1.68%
David M. Dill	225,690	(2)(4)	*
R. Scott Raplee	193,111	(2)	*
Paul D. Gilbert	117,958	(2)	*
DeWitt Ezell, Jr.	60,099	(5)	*
Owen G. Shell, Jr.	48,801	(5)(6)	*
Richard H. Evans	40,152	(5)	*
John E. Maupin, Jr.	39,512	(5)	*
Jeffrey S. Sherman	30,000	(7)	*
Michael P. Haley	26,549	(5)	*
Gregory T. Bier	13,166	(5)	*
Marguerite W. Kondracke	12,698	(5)	*
Directors and executive officers as a group (15 persons)	2,068,293		3.78%

*	Less than one percent.

(1)	In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from December 31, 2009, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days from December 31, 2009, is as follows:

Shares
Underlying
Name	Options
Carpenter	428,333
Raplee	113,760
Dill	110,000
Gilbert	59,999
Maupin	19,646
Ezell	17,835
Evans	16,606
Shell	11,000

(2)	The ownership given for each individual includes shares of Common Stock indirectly owned through the Retirement Plan as set forth in the table below.

Shares Owned
Through
Name	Retirement Plan
Raplee	3,236
Carpenter	1,630
Dill	444
Gilbert	459

Further, the ownership for Messrs. Carpenter and Raplee includes restricted stock awards granted on April 22, 2005 under the LTIP as set forth in the table below. Two-thirds of these shares were unrestricted as of December 31, 2009, and the remaining shares of restricted stock became unrestricted on April 22, 2010.

Shares of
Name	Restricted Stock
Carpenter	12,000
Raplee	6,666

The ownership for each individual includes restricted stock awards granted on March 1, 2007 under the LTIP as set forth in the table below. Generally, these shares of restricted stock became unrestricted on March 1, 2010.

Shares of
Name	Restricted Stock
Carpenter	50,000
Gilbert	15,000
Raplee	10,000

In addition, the ownership for each individual includes restricted stock awards granted on February 28, 2008 under the LTIP as set forth in the table below. Generally, these shares of restricted stock will become unrestricted on February 28, 2011.

Shares of
Name	Restricted Stock
Carpenter	50,000
Dill	22,500
Gilbert	17,500
Raplee	15,000

The ownership for each individual also includes restricted stock awards granted on February 24, 2009 under the LTIP as set forth in the table below. Generally, these shares of restricted stock will become unrestricted on February 24, 2012.

Shares of
Name	Restricted Stock
Carpenter	100,000
Dill	30,000
Gilbert	25,000
Raplee	20,000

(3)	The ownership for Mr. Carpenter includes a one-time grant of 100,000 restricted stock awards on February 24, 2009. One-half of these restricted stock awards will become unrestricted on February 24, 2013, and one-half will become unrestricted on February 24, 2014.

(4)	The ownership for Mr. Dill includes 50,000 restricted stock awards granted on May 8, 2007 under the LTIP. Generally, the shares of restricted stock will become unrestricted on May 8, 2010.

(5)	The ownership for each individual includes 3,500 restricted stock awards granted on May 9, 2007 under the Directors Plan. These shares became unrestricted on May 12, 2008 with a deferred settlement date on May 9, 2010.

The ownership for each individual includes 3,500 restricted stock awards granted on May 14, 2008 under the Directors Plan. These shares became unrestricted on November 15, 2008 with a deferred settlement date on May 14, 2011.

The ownership for each individual includes 4,966 restricted stock awards granted on May 13, 2009 under the Directors Plan. These shares became unrestricted on November 14, 2009 with a deferred settlement date on May 13, 2012.

Further, the ownership for each individual includes deferred stock units, granted under the Directors Plan, payable in shares of Common Stock as follows:

Deferred
Name	Stock Units
Evans	1,080
Kondracke	732
Maupin	3,884
Shell	5,333

(6)	The ownership for Mr. Shell includes 10,500 shares that have been pledged to Bank of America in connection with a transaction unrelated to the Company.

(7)	The ownership for Mr. Sherman includes 30,000 restricted stock awards granted on May 12, 2009 under the LTIP. Generally, the shares of restricted stock will become unrestricted on May 12, 2012.